                                                               Exhibit 12.2

ANVIL HOLDINGS, INC.
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
   PREFERRED STOCK DIVIDENDS
IN THOUSANDS, EXCEPT RATIOS


                                                 HISTORICAL                             PRO FORMA
                                  -----------------------------------------    -----------------------------
                                                                   Three                           Three
                                          Years Ended          Months Ended    Year Ended      Months Ended
                                  -------------------------    -------------   ----------      -------------
                                   1/27/96         2/1/97          4/27/96       2/1/97            5/3/97
                                  ---------     -----------    -------------   ----------      -------------
EARNINGS:
Income before taxes                16,924         17,208            4,080         7,361            3,560
                                   ------         ------           ------        ------           ------
FIXED CHARGES:
  Interest in Rent Expense            252            116               95           116              104
  Interest Expense                  8,844          7,912            1,710        17,759            4,313
  Preferred Dividends               2,620          2,962              741         7,893            2,133
                                   ------         ------           ------        ------           ------
Earnings                           28,640         28,198            6,626        33,129           10,110
                                   ------         ------           ------        ------           ------
FIXED CHARGES:
  Interest in Rent Expense            252            116               95           116              104
  Interest Expense                  8,844          7,912            1,710        17,759            4,313
  Preferred Dividends               2,620          2,962              741         7,893            2,133
                                   ------         ------           ------        ------           ------
FIXED CHARGES                      11,716         10,990            2,546        25,768            6,550
                                   ------         ------           ------        ------           ------
Ration of Earnings to
   Fixed Charges & Preferred
   Stock                              2.4            2.6              2.6           1.3              1.5
                                   ------         ------           ------        ------           ------
                                   ------         ------           ------        ------           ------
